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                                                                     EXHIBIT 4.4

            AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Amendment dated as of June 30, 2003 by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent") and Olympic Steel, Inc., an Ohio corporation (the "Company").

         RECITALS:

         A. Company, Agent and Comerica Bank, Fifth Third Bank and Standard Federal Bank N.A., Fleet Capital Corporation and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended ("Credit Agreement").

         B. Company, the Banks (as defined in the Credit Agreement) and Agent desire to amend the Credit Agreement as set forth below.

         Now therefore, the parties agree as follows:

         1. Section 7.20 (c) of the Credit Agreement is amended to read as follows:

         "(c) Until directed otherwise by the Agent in accordance with the terms of Section III (b) of the Amended and Restated Security Agreement, cause all collected funds held in the Standard Federal Account (as defined on Schedule 5.3(f)) to be electronically transferred each day by such Standard Federal Bank N.A. to Fifth Third Bank for deposit to Company's depository account at Fifth Third Bank; and"

         2. Schedule 5.3(f) of the Credit Agreement is amended to read as in the form of Schedule 5.3(f) annexed hereto.

         3. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

         4. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section


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7.1 of the Credit Agreement; and (d) no Default or Event of Default has occurred and is continuing as of the date hereof.

         5. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

         6. This Amended may be signed in counterparts.

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                          OLYMPIC STEEL, INC.
as Agent


By: /s/                                 By: /s/
   ------------------------------          -------------------------------------

Its:                                    Its:
    -----------------------------           ------------------------------------



SWING LINE BANK:                        COMERICA BANK



                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



ISSUING BANK:                           COMERICA BANK



                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


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BANKS:                                  COMERICA BANK



                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                        STANDARD FEDERAL BANK N.A.



                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                        FIFTH THIRD BANK



                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                        FLEET CAPITAL CORPORATION


                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                        KEYBANK NATIONAL ASSOCIATION

                                        By: /s/
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



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                                 SCHEDULE 5.3(f)
                              LOCKBOX ARRANGEMENTS


1. Two (2) lockbox and depository account arrangements with Fifth Third for Olympic Steel, Inc. (Account #99974269) ("Fifth Third Account").

2. One (1) lockbox and depository account arrangement with Standard Federal Bank N.A. for Olympic Steel Inc. (Account #105457222) ("Standard Federal Account").